Exhibit 23.01

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our reports dated August 19, 2003 accompanying the consolidated financial statements of Silverstar Holdings, Ltd and Subsidiaries (formerly Leisureplanet Holdings, Ltd) appearing in the 2003 Annual Report on Form 10-K of Silverstar Holdings, Ltd for the year ended June 30, 2003, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports.

/s/ Rachlin Cohen & Holtz LLP

Rachlin Cohen & Holtz LLP
Fort Lauderdale, Florida
October 10, 2003